UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 7, 2007

HF FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

225 South Main Avenue, Sioux Falls, SD		57104
(Address of principal executive office)		(ZIP Code)

(605)   333-7556

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02      Termination of Material Definitive Agreement.

The information contained in Item 5.02 below is hereby incorporated by reference into this Item 1.02.

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 7, 2007, that certain Employment Agreement (the “Employment Agreement”), dated April 8, 2000, between Home Federal Savings Bank, a South Dakota corporation (the “Bank”) and wholly-owned subsidiary of HF Financial Corp., a Delaware corporation (the “Company”), and David A. Brown terminated.  The Employment Agreement provided for an initial term of three (3) years and, following such initial term, provided for an automatic extension of one (1) year unless at least three months prior to the expiration of the initial term or any renewal term either Mr. Brown or the Bank gave notice that he or it, as applicable, intended to terminate the Employment Agreement.  Pursuant to a letter dated January 5, 2007, Mr. Brown notified the Bank of his decision not to renew the Employment Agreement for the renewal term beginning April 8, 2007.  Mr. Brown remains employed by the Bank as Senior Vice President/Business Banking as an at-will employee.

The Employment Agreement included provisions regarding, among other things, base salary, participation in the Bank’s Value-Added Short-Term Incentive Plan, reimbursement of expenses, participation in benefit plans and personal time off.  The Employment Agreement also included a one year non-compete and non-solicitation provision, as well as a confidentiality provision.  The foregoing description of the Employment Agreements is qualified by reference to the copy of the Employment Agreement filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF Financial Corp.
(Registrant)

Date:	April 12, 2007	by	/s/ Curtis L. Hage
Curtis L. Hage, Chairman, President
And Chief Executive Officer
(Duly Authorized Officer)

Date:	April 12, 2007	by	/s/ Darrel L. Posegate
Darrel L. Posegate, Executive Vice President,
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)